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                       CONSENT OF CHARTERED ACCOUNTANTS




Board of Directors
Service Systems International Ltd.




We consent to the use of our report dated November 22, 1996 on the financial statements of UV Systems Technology Inc. as of August 31, 1996 that are included in the Form 10-QSB for Service Systems International Ltd.


                                 /s/ ELLIOT TULK PRYCE ANDERSON


Vancouver, BC, Canada
April 17, 1997